As filed with the Securities and Exchange Commission on January 27, 2005

                                                     Registration No. 333-121715


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      PRE-EFFECTIVE AMENDMENT NO. 1 TO THE
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            FIDELITY BANKSHARES, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                               6712                 65-0717085
(State or other jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)    Classification Code Number)    Identification
                                                                     Number)

                                205 Datura Street
                         West Palm Beach, Florida 33401
                                 (561) 803-9900
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                              Mr. Vince A. Elhilow
                      President and Chief Executive Officer
                                205 Datura Street
                         West Palm Beach, Florida 33401
                                 (561) 803-9900
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                               Agent for Service)

                                   Copies to:

   Alan Schick, Esq.                             Thomas C. Blank, Esq.
   Eric Luse, Esq.                               Shumaker, Loop & Kendrick, LLP
   Luse Gorman Pomerenk & Schick, P.C.           7205 West Central Avenue
   5335 Wisconsin Avenue, N.W., Suite 400        Toledo, Ohio 43617
   Washington, D.C. 20015                        Phone: (419)321-1394
   Phone:  (202) 274-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: :

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



                         CALCULATION OF REGISTRATION FEE

========================================= ================== ==================== ==================== =====================
                                                              Proposed maximum     Proposed maximum         Amount of
         Title of each class of             Amount to be       offering price          aggregate         registration fee
      securities to be registered            registered           per share          offering price
----------------------------------------- ------------------ -------------------- -------------------- ---------------------
Common Stock, $0.10 par value per share   550,000 shares             (3)                  (3)                  (3)
                                          (1)(2)
========================================= ================== ==================== ==================== =====================

(1) Represents the maximum number of shares of Fidelity Bankshares, Inc. common stock that may be issued in connection with the proposed merger to which this Registration Statement relates.

(2) The increase in shares from the Form S-4 filed with the Securities and Exchange Commission on December 29, 2004 is the result of a 3 for 2 stock split payable in the form of a stock dividend by Fidelity Bankshares, Inc. to its stockholders on January 14, 2005.

(3) There is no registration fee payable since the total cash consideration to be paid by the Registrant in connection with the merger exceeds the total book value of the common stock of First Community Bancorp, Inc. to be exchanged in the merger. The total consideration to be paid by the Registrant for the outstanding shares of common stock of First Community Bancorp, Inc. consists of approximately $13.55 million in common stock of the Registrant and approximately $13.55 million in cash. Therefore, in accordance with Rules 457(f)(2) and (3) the registration fee was computed on the basis of the book value ($12.3721 per share) of 889,100 shares of common stock of First Community Bancorp, Inc. less the total cash consideration (approximately $13.55 million) to be received in exchange for the common stock of First Community Bancorp, Inc. upon consummation of the merger.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

         Article TENTH of the Certificate of Incorporation of Fidelity Bankshares, Inc. (the "Corporation") sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

         TENTH:

     A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

     D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

     E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

Item 21. Exhibits and Financial Statement Schedules

     The exhibits and financial statements filed as part of this Registration Statement are as follows:

         (a)      Exhibits

2        Agreement and Plan of Merger by and between Fidelity  Bankshares,  Inc.
         and First Community Bancorp,  Inc.  (1)
3.1      Certificate of Incorporation of Fidelity Bankshares, Inc.(2)
3.2      Bylaws of Fidelity Bankshares, Inc. (2)
4.1 Indenture with respect to Floating Rate Junior Subordinated Debt Securities due 2034(3)
4.2 Indenture with respect to Fidelity Bankshares Floating Rate Junior Subordinated Debt Securities due 2035(4)
5 Opinion of Luse Gorman Pomerenk & Schick, PC regarding legality of securities being registered (5)
8.1      Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.
10.1(a) Employment Agreement between Fidelity Bankshares, Inc. and Vince A. Elhilow(3)
10.1(b) Employment Agreement between Fidelity Federal Bank & Trust and Vince A. Elhilow(3)
10.2(a) Change of Control Agreement between Fidelity Bankshares, Inc. and Richard D. Aldred(3)
10.2(b) Change of Control Agreement between Fidelity Federal Bank & Trust and Richard D. Aldred(3)
10.3(a) Change of Control Agreement between Fidelity Bankshares, Inc. and Robert Fugate(3)
10.3(b) Change of Control Agreement between Fidelity Federal Bank & Trust and Robert Fugate(3)
10.4(a) Change of Control Agreement between Fidelity Bankshares, Inc. and Joseph Bova(3)
10.4(b) Change of Control Agreement between Fidelity Federal Bank & Trust and Joseph Bova(3)
10.5(a) Change of Control Agreement between Fidelity Bankshares, Inc. and Christopher H. Cook(3)
10.5(b) Change of Control Agreement between Fidelity Federal Bank & Trust and Christopher H. Cook(3)
21       Subsidiaries of Registrant(3)
23.1 Consent of Luse Gorman Pomerenk & Schick, PC (included in the opinions filed as Exhibits 5 and 8.1 to this Registration Statement)
23.2     Consent  of  Deloitte  &  Touche  LLP  relating to Fidelity Bankshares,
         Inc.(5)
24       Power of Attorney (set forth on signature page)
99.1     Form of Proxy Card  for First Community Bancorp, Inc.

-------------------------------
(1) Incorporated by Reference to Exhibit 99.1 to the Current Report on Form 8-K of Fidelity Bankshares, Inc. filed with the Commission on September 22, 2004 (File No. 000-29040).
(2) Filed as an exhibit to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 5, 2001. (Registration No. 333-53216).
(3) Incorporated by reference from Fidelity Bankshares, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003 as filed with the Commission on March 11, 2004.
(4) Filed as exhibits to the Company's Registration Statement on Form S-3 under the Securities Act of 1933, filed with the Securities and Exchange Commission on December 14, 2004 (Registration No. 333-120634).
(5)  Previously filed.

Item 22. Undertakings

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of, and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on January 26, 2005.

                                           FIDELITY BANKSHARES, INC.


                                      By:  /s/ Vince A. Elhilow
                                          -------------------------------------
                                           Vince  A. Elhilow
                                           Chairman  of the  Board,  President
                                            and Chief  Executive Officer
                                           (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Fidelity Bankshares, Inc. (the "Company") severally constitute and appoint Vince A. Elhilow with full power of substitution, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below which said Vince
A. Elhilow may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-4 relating to the offering of the Company common stock, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Vince A. Elhilow shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



            Signatures                             Title                                      Date


/s/ Vince  A. Elhilow                    Chairman of the Board, President                 January 26, 2005
--------------------------------         and Chief Executive Officer
Vince  A. Elhilow                        Principal Executive Officer)

/s/ Richard D. Aldred                    Executive and Chief Financial                    January 26, 2005
--------------------------------         Officer and Treasurer (Principal
Richard D. Aldred                        Financial and Accounting Officer)

/s/ Paul C. Bremer                       Director                                         January 26, 2005
--------------------------------
Paul C. Bremer

/s/ Donald E. Warren, M.D.               Director                                         January 26, 2005
--------------------------------
Donald E. Warren, M.D.

/s/ Keith D. Beaty                       Director                                         January 26, 2005
--------------------------------
Keith D. Beaty

/s/ F. Ted Brown, Jr.                    Director                                         January 26, 2005
-------------------------------
F. Ted Brown, Jr.

/s/ Karl H. Watson                       Director                                         January 26, 2005
-------------------------------
Karl H. Watson

    As filed with the Securities and Exchange Commission on January 27, 2005

                                                     Registration No. 333-121715






                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549










                                    EXHIBITS
                   TO THE PRE-EFFECTIVE AMENDMENT NO. 1 TO THE
                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-4















                            FIDELITY BANKSHARES, INC.
                            West Palm Beach, Florida

                                  EXHIBIT INDEX


2        Agreement and Plan of Merger by and between Fidelity  Bankshares,  Inc.
         and First Community Bancorp, Inc. (1)
3.1      Certificate of Incorporation of Fidelity Bankshares, Inc.(2)
3.2      Bylaws of Fidelity Bankshares, Inc. (2)
4.1 Indenture with respect to Floating Rate Junior Subordinated Debt Securities due 2034(3)
4.2 Indenture with respect to Fidelity Bankshares Floating Rate Junior Subordinated Debt Securities due 2035(4)
5 Opinion of Luse Gorman Pomerenk & Schick, PC regarding legality of securities being registered (5)
8.1      Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.
10.1(a) Employment Agreement between Fidelity Bankshares, Inc. and Vince A. Elhilow (3)
10.1(b) Employment Agreement between Fidelity Federal Bank & Trust and Vince A. Elhilow(3)
10.2(a) Change of Control Agreement between Fidelity Bankshares, Inc. and Richard D. Aldred(3)
10.2(b) Change of Control Agreement between Fidelity Federal Bank & Trust and Richard D. Aldred(3)
10.3(a) Change of Control Agreement between Fidelity Bankshares, Inc. and Robert Fugate(3)
10.3(b) Change of Control Agreement between Fidelity Federal Bank & Trust and Robert Fugate(3)
10.4(a) Change of Control Agreement between Fidelity Bankshares, Inc. and Joseph Bova(3)
10.4(b) Change of Control Agreement between Fidelity Federal Bank & Trust and Joseph Bova(3)
10.5(a) Change of Control Agreement between Fidelity Bankshares, Inc. and Christopher H. Cook(3)
10.5(b) Change of Control Agreement between Fidelity Federal Bank & Trust and Christopher H. Cook(3)
21       Subsidiaries of Registrant(3)
23.1 Consent of Luse Gorman Pomerenk & Schick, PC (included in the opinions filed as Exhibits 5 and 8.1 to this Registration Statement)
23.2     Consent   of  Deloitte  &  Touche  LLP relating to Fidelity Bankshares,
         Inc.(5)
24       Power of Attorney (set forth on signature page)
99.1     Form of Proxy Card for First Community Bancorp, Inc.
-------------------------------
(1) Incorporated by Reference to Exhibit 99.1 to the Current Report on Form 8-K of Fidelity Bankshares, Inc. filed with the Commission on September 22, 2004 (File No. 000-29040).
(2) Filed as an exhibit to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 5, 2001. (Registration No. 333-53216).
(3) Incorporated by reference from Fidelity Bankshares, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003 as filed with the Commission on March 11, 2004.
(4) Filed as exhibits to the Company's Registration Statement on Form S-3 under the Securities Act of 1933, filed with the Securities and Exchange Commission on December 14, 2004 (Registration No. 333-120634).
(5)  Previously filed.

                                   EXHIBIT 8.1

                          LUSE GORMAN POMERENK & SCHICK
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW

                      5335 Wisconsin Avenue, NW, Suite 400
                             Washington, D.C. 20015
                                   ----------
                            Telephone (202) 274-2000
                            Facsimile (202) 362-2902
                                 www.luselaw.com


January 26, 2005

Board of Directors
Fidelity Bankshares, Inc.
Fidelity Federal Bank & Trust
205 Datura Street
West Palm Beach, Florida  33401

   Re: Federal Tax Consequences of the Merger of First Community Bancorp, Inc. with and into Fidelity Bankshares, Inc.
         ----------------------------------------------------------------------

Ladies and Gentlemen:

     You have requested an opinion as to the Federal income tax consequences of the following proposed transactions, pursuant to the Agreement and Plan of
Merger by and between Fidelity Bankshares, Inc., a Delaware corporation ("Fidelity Bankshares"), and First Community Bancorp, Inc., a Florida corporation ("FCB") (the Agreement and Plan of Merger shall be referred to as the "Merger Agreement"): FCB will merge with and into Fidelity Bankshares, with Fidelity Bankshares as the surviving corporation (the "Merger"), and the separate existence of FCB will cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of FCB will be vested in and assumed by Fidelity Bankshares. As part of the Merger, each share of FCB common stock will be converted into the right to receive the Merger Consideration pursuant to the Merger Agreement. Immediately after the Merger, First Community Bank, a wholly-owned subsidiary corporation of FCB, will merge with and into Fidelity Federal Bank & Trust, a federally-chartered stock savings association and a wholly-owned subsidiary corporation of Fidelity Bankshares, with Fidelity Federal Bank & Trust as the resulting institution (the "Bank Merger"). This letter does not address the state and local tax consequences of the transactions. The terms used but not defined herein, whether capitalized or not, shall have the same meaning as in the Merger Agreement.

     For purposes of this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement and such other documents as we have deemed necessary or appropriate in order to enable us to render the opinions below. In our examination, we have assumed the genuineness of all signatures where due execution and delivery are requirements to the effectiveness thereof, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In rendering the opinion set forth below, we have relied, with the consents of Fidelity Bankshares and Fidelity Federal Bank & Trust and the consents of FCB and First Community Bank, upon certain written

Board of Directors
Fidelity Bankshares, Inc.
Fidelity Federal Bank & Trust
January 26, 2005
Page 2



representations of each of the parties hereto (which representations we have neither investigated nor verified).

     In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury
Regulations, pertinent judicial authorities, interpretative rulings of the Internal Revenue Service and such other authorities as we have considered relevant. We have also assumed that the transactions contemplated by the Merger Agreement will be consummated strictly in accordance with the Merger Agreement.

     Based solely upon and subject to the foregoing, it is our opinion that, under presently applicable law, the following will be the material Federal income tax consequences of the transaction.

                                     OPINION

     Based solely upon the above-referenced representations and information and assuming the transactions occur in accordance with the Merger Agreement, (and taking into consideration the limitations at the end of this opinion), it is our opinion that under current Federal income tax law:

A. The Merger, when consummated in accordance with the terms hereof, either will constitute a reorganization within the meaning of Section 368(a) of the Code or will be treated as part of a reorganization within the meaning of Section 368(a) of the Code;

B. The Bank Merger will not adversely affect the Merger qualifying as a reorganization within the meaning of Section 368(a) of the Code;

C. No gain or loss will be recognized by Fidelity Bankshares, Fidelity Federal Bank & Trust, FCB or First Community Bank by reason of the Merger;

D. The exchange of FCB Common Stock, to the extent exchanged for Fidelity Bankshares Common Stock, will not give rise to the recognition of gain or loss for Federal income tax purposes to the stockholders of FCB;

E. The basis of the Fidelity Bankshares Common Stock to be received (including any fractional shares deemed received for tax purposes) by a FCB stockholder will be the same as the basis of the FCB Common Stock surrendered pursuant to the Merger in exchange therefore, increased by any gain recognized by such FCB stockholder as a result of the Merger and decreased by any cash received by such FCB stockholder in the Merger; and

Board of Directors
Fidelity Bankshares, Inc.
Fidelity Federal Bank & Trust
January 26, 2005
Page 3


F. The holding period of the shares of Fidelity Bankshares Common Stock to be received by a stockholder of FCB will include the period during which the stockholder held the shares of FCB Common Stock surrendered in exchange therefore, provided the FCB Common Stock surrendered is held as a capital asset at the Effective Time.

                                   * * * * * *

     No assurances are or can be given that the Internal Revenue Service or the courts will agree with the foregoing conclusions, in whole or in part, although it is our opinion that they should. While this opinion represents our considered judgment as to the proper Federal income tax treatment to the parties concerned based upon the law as it exists as of the date of this letter, and the facts as they were presented to us, it is not binding on the Internal Revenue Service or the courts. In the event of any change to the applicable law or relevant facts, we would, of necessity, need to reconsider our views.

                                     CONSENT

     We hereby consent to the filing of the opinion as an exhibit to Fidelity Bankshares' Registration Statement on Form S-4, as filed with the Securities and Exchange Commission. We also consent to the references to our firm in the Proxy Statement/Prospectus contained in Fidelity Bankshares' Registration on Form S-4 under the captions "Proposal I - The Proposed Merger--Material United States Federal Income Tax Consequences of the Merger" and "Legal Opinions."

                                   Sincerely,



                                   /s/ Luse Gorman Pomerenk & Schick, P.C.
                                   ----------------------------------------
                                       LUSE GORMAN POMERENK & SCHICK,
                                       A Professional Corporation

                                  EXHIBIT 99.1

                                     Form of

                                 REVOCABLE PROXY

                          First Community Bancorp, Inc.

                         SPECIAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints the official proxy committee consisting of the Board of Directors of First Community Bancorp, Inc. (the "Company") with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Special Meeting") to be held at the Company's main office located at 104 South Lake Avenue, Pahokee, Florida on ___________, 2005, at _______, local time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

         PLEASE MARK VOTES AS IN THIS EXAMPLE |X|

1. Approval of the Agreement and Plan of Merger, dated as of September 21, 2004, by and among Fidelity Bankshares, Inc. and First Community Bancorp, Inc.

                FOR                 AGAINST                        ABSTAIN
                |_|                   |_|                            |_|

     The Board of Directors recommends a vote "FOR" approval of the Agreement and Plan of Merger.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

         PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE SPECIAL MEETING |_|

     Sign here -- This section must be completed for your instructions to be executed.

              Signature 1 -                               Signature 2 -
   Please keep signature within the box        Please keep signature within the box       Date (mm/dd/yyyy)
------------------------------------------- ------------------------------------------- -----------------------
------------------------------------------- ------------------------------------------- -----------------------

------------------------------------------- ------------------------------------------- -----------------------

     Detach above card, sign, date and mail in postage-prepaid envelope provided.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Special Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later dated proxy statement prior to a vote being taken on a particular proposal at the Special Meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Special Meeting and a Proxy Statement/Prospectus dated ________, 2005. Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. PLEASE COMPLETE AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

     If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.